Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SMTEK International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74400, 333-08689, 333-72139, 333-44612, 333-49954, 333-49956 and 333-117579) and the Registration Statements on Form S-3 (File Nos. 333-02969 and 333-31349) of SMTEK International, Inc. of our report dated August 5, 2004 relating to the consolidated financial statements which appears in this annual report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
September 2, 2004